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                                                                      EXHIBIT 23






                          INDEPENDENT AUDITORS' CONSENT





We consent to the incorporation by reference in Registration Statement No. 33-53562 and No. 333-50124 of Comdial Corporation on Form S-8 of our report dated April 10, 2001, which report expresses an unqualified opinion and includes an explanatory paragraph related to the restatement described in Note 18, appearing in the Annual Report on Form 10-K of Comdial Corporation for the year ended December 31, 2000.









/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Richmond, Virginia
April 20, 2001